Exhibit 99.1

Date: July 29, 2014	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, July 29, 2014 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2014. Revenues for the quarter ended June 30, 2014 were $124 million, a 5% increase over the $118 million in revenue in the quarter ended June 30, 2013. Earnings per share for the quarter ended June 30, 2014 were $0.39 and were $0.40 for the same quarter of the prior year.

Revenue growth for the quarter was driven by the addition of claims administration clients and the increase in claims administration services. Additionally, revenues from the Company’s facility claim review service in the health market continued to grow as payors face increasing pressure to help contain inflating medical costs. The Affordable Healthcare Act has increased interest in CorVel’s medical and facility review services.

The quarter included expenses to develop the Company’s most recent mobile app that is designed for patients. Patients will be able to log into the secure application on their smart phones and access critical information such as an electronic pharmacy card to cover any prescriptions costs or the status of their disability payments. Investments in information systems continued, including several projects to increase claims intake capabilities and develop new systems features to further integrate all of the Company’s proprietary claims and managed care services.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2013, September 30, 2013 and December 31, 2013. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Unaudited Quarterly Results - Income Statement

Quarters Ended June 30, 2013 and June 30, 2014

Quarter Ended	June 30, 2013	June 30, 2014
Revenues	118,113,000	124,364,000
Cost of revenues	91,195,000	96,664,000

Gross profit	26,918,000	27,700,000

General and administrative	12,842,000	14,205,000

Income from operations	14,076,000	13,495,000

Income tax expense	5,467,000	5,196,000

Net income	8,609,000	8,299,000

Earnings Per Share:
Basic	$0.40	$0.40
Diluted	$0.40	$0.39

Weighted Shares
Basic	21,396,000	20,935,000
Diluted	21,584,000	21,210,000

CorVel Corporation

Unaudited Quarterly Results - Condensed Balance Sheet

Fiscal Year Ended March 31, 2014 and Quarter Ended June 30, 2014

	March 31, 2014	June 30, 2014
Cash	34,866,000	34,134,000
Customer deposits	16,142,000	13,005,000
Accounts receivable, net	57,229,000	57,186,000
Prepaid expenses and taxes	5,862,000	4,933,000
Deferred income taxes	6,861,000	7,139,000
Property, net	51,253,000	51,832,000
Goodwill and other assets	42,268,000	42,845,000

Total	214,481,000	211,074,000

Accounts and taxes payable	18,465,000	19,439,000
Accrued liabilities	53,375,000	44,995,000
Deferred tax liability	16,119,000	16,119,000
Paid in capital	118,834,000	120,258,000
Treasury stock	-328,480,000	-334,204,000
Retained earnings	336,168,000	344,467,000

Total	214,481,000	211,074,000